UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2012

YANKEE HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-141699-05	20-8304743
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

16 Yankee Candle Way, South Deerfield, MA  01373

(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On April 27, 2012, Gregory W. Hunt, the Chief Financial Officer of Yankee Holding Corp. (“Yankee Holdings”), the Treasurer of YCC Holdings LLC (“YCC Holdings”), the parent holding company of Yankee Holdings, and the Executive Vice President, Finance and Chief Financial Officer of The Yankee Candle Company (“Yankee Candle”), a wholly-owned subsidiary of Yankee Holdings, announced that he intends to resign such positions, effective May 15, 2012.

(c)(2)      On May 2, 2012, Yankee Candle announced that Lisa K. McCarthy was appointed Senior Vice President, Chief Financial Officer of Yankee Candle, Chief Financial Officer of Yankee Holdings and Treasurer of YCC Holdings, and that James A. Perley was appointed Executive Vice President and Chief Administrative Officer of Yankee Candle.

Ms. McCarthy, age 32, previously served as Yankee Candle’s Vice President, Finance and Controller.  Ms. McCarthy joined Yankee Candle in 2004 and has subsequently held several finance positions of increasing responsibility until being promoted to her current position in 2010.  Prior to joining Yankee Candle, she served as Audit Senior Accountant with Deloitte & Touche LLP, where she worked from 2001 to 2004.

Mr. Perley, age 49, currently serves as Yankee Holdings’ Vice President, Assistant Treasurer and Secretary and previously served as Yankee Candle’s Executive Vice President, General Counsel.  Mr. Perley joined Yankee Candle in 1999 as Vice President, General Counsel.  From 2006 to 2010, Mr. Perley also served as Yankee Candle’s President, International Division.  Prior to joining Yankee Candle, Mr. Perley was Vice President and General Counsel of Star Markets Company, Inc., where he served from 1997 to 1999.  From 1987 to 1997, Mr. Perley was a member of the Boston-based law firm of Hale and Dorr LLP, now Wilmer Hale LLP.

(c)(3)      In connection with her appointment, Yankee Candle delivered to Ms. McCarthy an offer letter setting forth her base pay of $275,000 per year, with a target bonus of 50% of base pay pursuant to Yankee Candle’s Management Incentive Plan. She will also be granted 12,000 Class C Units of Yankee Candle’s ultimate parent company pursuant to Yankee Candle’s Incentive Equity Plan.  The offer letter also provides that in the event of termination without cause Ms. McCarthy would be eligible for 18 months of severance.

In connection with his appointment, Yankee Candle delivered to Mr. Perley an offer letter setting forth his base pay of $440,000 per year, with a target bonus of 60% of base pay pursuant to Yankee Candle’s Management Incentive Plan. He will also be granted 10,000 Class C Units of Yankee Candle’s ultimate parent company pursuant to Yankee Candle’s Incentive Equity Plan.  The offer letter also provides that in the event of termination without cause Mr. Perley would be eligible for 18 months of severance.

(e)           The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

Yankee Candle has issued a press release announcing these changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)           See exhibit index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YANKEE HOLDING CORP.

Dated: May 3, 2012

	By:	/s/ Harlan M. Kent
Harlan M. Kent
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by The Yankee Candle Company, Inc., dated as of May 2, 2012.